Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 9, 2001 with respect to Principal Life Insurance Company Variable Life Separate Account and February 2, 2001 with respect to Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 11 to Form S-6 No. 333-00101) and related
Prospectus of Principal Life Insurance Company Variable Life Separate Account Prin Flex Life(R) - Flexible Premium Variable Universal Life Insurance Policy.


/s/Ernst & Young LLP

Des Moines, Iowa
April 24, 2001